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                                                                   Exhibit 23.17


                      Consent of Independent Accountants


We consent to the use of our report dated November 17, 1999, with respect to the combined financial statements of Purchasing Group, Inc. and Integrated Sourcing, LLC as of and for the nine months ended September 30, 1999, which is included in this registration statement on form S-1 of Internet Capital Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus in such registration statement.


KPMG LLP


December 3, 1999